Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

February 7, 2008

CONSENT OF ACCOUNTANT

Board of Directors
Wishart Enterprises Limited
Saskatoon, Saskatchewan, Canada

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by Wishart Enterprises Limited of our report dated January 14, 2008, relating to the financial statements of Wishart Enterprises Limited, a Nevada Corporation, for the period ending November 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC